ESCROW AGREEMENT

          THIS  ESCROW   AGREEMENT   is  entered   into  and   effective  as  of
_______________________, 1997, by and between PowerTrader, Inc. (the "Company") and American Stock Transfer and Trust Company. (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Company is conducting an offering of a minimum of 1,000,000 and a maximum of 1,700,000 units, each consisting of one share of the Company's common stock, $0.01 par value per share (the "Common Stock"), and one warrant to purchase one additional share of Common Stock at an exercise price of $3.50 per share (individually a "Unit" and collectively, the "Units") at an offering price of $3.25 per Unit (the "Offering") on a best efforts basis; and

         WHEREAS, the Offering is being made in reliance upon the exemptions from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the "Act") and Regulation D promulgated thereunder, as well as analogous exemptive provisions of the securities laws of the states in which the Offering is being made; and

         WHEREAS, the Company proposes to establish an Escrow Account with the Escrow Agent for the benefit of those persons subscribing for the Units in the Offering (the "Subscribers") to be designated as the "PowerTrader, Inc. - Special Account".

         NOW, THEREFORE, in consideration of the mutual obligations hereunder, the parties hereto agree as follows:

         1.0 Appointment of Escrow Agent; Establishment of Account. The Company hereby appoints the Escrow Agent to act as escrow agent in accordance with and subject to the terms and conditions of this Agreement for the sole and exclusive benefit of the Subscribers, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to the terms and conditions hereof. Escrow Agent further agrees to establish an escrow account designated as the "PowerTrader, Inc. - Special Account" (the "Escrow Account").

         2.0 Deposit of Proceeds. Upon its receipt of an acceptable subscription for the Units in the form of a duly completed subscription agreement accompanied by payment in full of the applicable purchase price in the form of a certified or official bank check payable to the order of "PowerTrader, Inc. - Special Account", the Company will promptly deliver to the Escrow Agent the subscription amount received and the name and address of the Subscriber. Upon receipt of any subscription amount represented by a check, the Escrow Agent shall enter the check for collection and hold the proceeds thereof in escrow subject to the terms and conditions of this Agreement. Subscription amounts may also be sent by wire transfer directly to the Escrow Account, which payments the Escrow Agent shall hold subject to the terms and conditions of this Agreement.

         3.0 Investment of Subscription Amounts. The Escrow Agent shall hold all subscription amounts in the Escrow Account, which shall be a separate bank account constituting a "deposit" (as that term is defined in Section 3(1) of the Federal Deposit Insurance Act) established and maintained by the Escrow Agent in accordance with the terms and conditions of this Agreement. The Escrow Agent shall establish and maintain books and records indicating the name, address and interest in the account of each Subscriber. All interest earned on the subscription amounts, if any, shall be held in the Escrow Account until the subscription amounts are released in accordance with the provisions of Section 4.

         4.0      Release of Subscription Amounts and Securities.

                  4.1  If,  on  or  before  ______________________,   1997  (the
"Termination Date"), the Company has received, pursuant to the Offering, acceptable subscriptions for an aggregate of not less than 1,000,000 Units ($3,250,000 in cash), then the Company will deliver to the Escrow Agent a certificate to that effect in substantially the form of Exhibit A hereto. Upon receipt of the aforementioned certificate, the Escrow Agent will release from escrow and deliver to the Company all of the subscription amounts, and any income earned thereon, in the form of a check payable to the order of the Company or by other transfer to or for the account of the Company, as the Company may designate.

                  4.2 If, within five (5) business days after the Termination Date, the Escrow Agent has not received the certificate set forth in Exhibit A hereto, then all subscription amounts, and any income earned thereon, then held in escrow hereunder shall be disbursed by the Escrow Agent to each Subscriber in the form of a check for such subscription amount, plus the pro rata share of any income earned thereon, minus expenses, but in no event less than the original subscription amount for each such Subscribers.

                  4.3 If after the release of funds, the Company has received, pursuant to the Offering, additional acceptable subscriptions for Units, the Company will deliver to the Escrow Agent a certificate to that effect in substantially the form of Exhibit A hereto. Upon receipt of the aforementioned certificate, the Escrow Agent will release from escrow and deliver to the Company at such time as determined by the Board of Directors of the Company, all of the additional subscription amounts, and any income earned thereon, in the form of a check payable to the order of the Company or by other transfer to or for the account of the Company, as the Company may designate.

         5.0      Limitations of Escrow Agent's Capacity.

                  5.1 This Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations or any fiduciary relationship shall be read into this Agreement against the Escrow Agent.

                  5.2 The Escrow Agent shall act hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part thereof, whether in form or substance, or for the form of execution thereof, or for any endorsement or lack of endorsement thereon or for any description therein. It shall be sufficient if a writing purporting to be such instrument, document, certificate, statement or notice is delivered to the Escrow Agent and purports on its face to be correct in form and signed or otherwise executed by the party or parties required to sign or execute the same under this Agreement. The Escrow Agent shall not be required in any way to determine the identity or authority of any person executing the same or the genuineness of such signature.

                  5.3 This Agreement as it presently exists or may hereafter be amended constitutes the entire agreement between the Escrow Agent and any other parties hereto in connection with the subject matter hereof, and no other agreement entered into between the parties or any of them, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof.

                  5.4 The Escrow Agent shall have no liability or obligation to notify any party hereto or any other party interested in this Agreement of any payment required or maturity occurring under this Agreement or under the terms of any instrument deposited herewith unless such notice is explicitly provided for in this Agreement.

                  5.5 The Escrow Agent shall not be charged with notice or knowledge of any fact or information not herein set forth.

         6.0      Authority of Escrow Agent.

                  6.1 The Escrow Agent is hereby authorized and directed by the undersigned to deliver the subject matter of this Agreement only in accordance with the provisions of Section 4 above.

                  6.2 The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be, including but not limited to items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Agreement and the items amending the terms of this Agreement.

                  6.3 The Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and shall incur no liability and shall be fully protected in act and in accordance with the advise of such counsel.

                  6.4 In the event of any disagreement between any of the parties to this Agreement, or between any of them and any other person, resulting in adverse claims or demands being made in connection with the matters covered by this Agreement, or in the event that the Escrow Agent, in good faith, shall be in doubt as to what action it should take, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists and in any such event the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the preceding, the Escrow Agent may in its discretion obey the order or judgment, decree or levy of any court, whether with or without jurisdiction, and the Escrow Agent is hereby authorized in its sole discretion, to comply with and obey (and shall have no liability to any person or party so doing) any such orders, judgments, decrees or levies which the Escrow Agent is advised by legal counsel of its own choosing is binding upon it. The rights of the Escrow Agent under this subsection are cumulative with all other rights which it may have by law or otherwise.

                  6.5 The Escrow Agent shall have no liability for any loss arising from any cause beyond its control, including but not limited to the following (i) the act, failure or negligence of any agent or correspondent selected by the Escrow Agent for the remittance of funds (ii) any delay, error omission or default of any mail, telegraph, cable or wireless agency or operator
(iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

                  6.6 Without in any way limiting any other provision of this Agreement as expressly understood and agreed that the Escrow Agent shall be under no duty or obligation to give any notice or todo or to omit the doing of any action or anything with respect to the subject matter hereof except to receive, hold and deliver the same in accordance with the terms hereof. The Escrow Agent shall not be liable for any error in judgment, or act or omission, or any mistake of law or fact or for doing anything it may do or refrain from doing in connection herewith, except for its own willful misconduct or gross negligence.

                  6.7 The Escrow Agent shall be indemnified and held harmless from anything which it may do or refrain from doing in connection herewith or for any claims, demands or losses or for any damages made or suffered by any party to this Agreement except such as may arise through or be caused by the Escrow Agent's willful misconduct or gross negligence.

                  6.8 In the event that any controversy should arise among the parties with respect to this Agreement, or should the Escrow Agent resign and the parties fail to select another escrow agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties.

         7.0 Compensation. The Escrow Agent shall be entitled to reasonable compensation as well as reimbursement for its reasonable costs and expenses incurred in connection with the performance by it of services under this Agreement (including reasonable fees and expenses of Escrow Agent's counsel). Each of the undersigned parties, with the exception of the Escrow Agent hereby jointly and severally bind and obligate themselves to pay to the Escrow Agent on demand compensation to which it is entitled. The Escrow Agent's fee for services hereunder during the term of this Escrow Agreement shall be not more than Escrow Agent's normal fee for similar services.

         8.0 Resignation. The Escrow Agent may resign at any time by giving written notice to the parties hereto whereupon the parties hereto will appoint a successor Escrow Agent within thirty (30) days thereafter. Until a successor
Escrow Agent has been named and accepted its appointment or until another disposition of the subject matter of this Agreement has been agreed upon by all the parties hereto, the Escrow Agent shall be discharged of all of its duties hereunder save to keep the subject matter whole.

         9.0      General Provisions.

                  9.1 Unless this Agreement is terminated earlier by the complete disbursement of the subject matter of this Agreement, the duties of Escrow Agent shall terminate December 31, 1998 (unless any party has sent notice to all other parties that a dispute exists regarding any part of the subject matter hereof) and upon such termination, the Escrow Agent is hereby directed to deliver any subscription amounts then held in escrow to the Company.

                  9.2 The Escrow Agent upon the first to occur of the fixed termination date set out in subsection 9.1 above, or the release of all of the subject matter pursuant to the terms of this Agreement, shall be discharged from any further obligation hereunder.

                  9.3 Where directions or instructions from more than one of the undersigned are required, such directions or instructions may be given by separate instruments of similar tenor. Any of the undersigned may act hereunder through an agent or attorney-in-fact, provided satisfactory written evidence of authority is first furnished to any party relying on such authority.

                  9.4 Any payment, notice, request for consent, report, or any other communication required or permitted in this Agreement shall be in writing and shall be deemed to have been given when personally delivered to the party hereunder specified against receipt therefor or when placed in the United States Postal Service, registered or certified, with return receipt requested, postage prepaid or by facsimile transmission (provided a copy is mailed by certified or registered mail, return receipt requested) and addressed as follows:

                           If to the Escrow Agent:

                           American Stock Transfer and Trust Co.

                           ------------------------------------
                           ------------------------------------
                           Fax:

                           If to the Company:

                           PowerTrader, Inc.
                           Suite 591, 885 Dunsmuir Street
                           Vancouver, British Columbia
                           V6C 1N5
                           Attn: Michael C. Withrow, President
                           Fax: (604) 685-1513

                           With copy to:

                           Gallop, Johnson & Neuman, L.C.
                           101 South Hanley
                           St. Louis, Missouri 63105
                           Attn:  Douglas J. Bates, Esq.
                           Fax:  (314) 862-1219

          Any party may unilaterally designate a different address by giving notice of each such change in the manner specified above to the other party.

                  9.5 This Agreement is being made in and is intended to be construed according to the internal substantive laws of the State of Delaware applicable to contracts executed, delivered and performed wholly within the State of Delaware. It shall inure to and be binding upon the parties hereto and their respective successors, receivers, personal representatives, trustees and assigns.

                  9.6 Words used in the singular number may include the plural and the plural may include the singular. The section headings appearing in this instrument have been inserted for convenience only and shall be given no substantive meaning or significance whatsoever in construing the terms and conditions of this Agreement.

                  9.7 The terms of this Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by all the parties hereto and each of the Purchasers.

                  9.8 If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.


         The  parties  below  execute  this   Agreement  on  this  ____  day  of
_________________, 199__.

                                   POWERTRADER, INC.


                                   By:
                                      Michael C. Withrow, President,
                                      Chairman and Chief Executive
                                      Officer


                                   AMERICAN STOCK TRANSFER AND TRUST CO.


                                   By:      _______________________________

                                  Printed

                                  Name:_______________________________

                                  Title:______________________________

                                    EXHIBIT A







American Stock Transfer and Trust Company

-----------------------------------------
-----------------------------------------

         Re:      PowerTrader, Inc.

Ladies and Gentlemen:

         We hereby refer to the Escrow Agreement between PowerTrader, Inc. (the "Company") and American Stock Transfer and Trust Company, dated as of
______________, 199__ (the "Agreement"). In accordance with Section 4 of the Agreement, we hereby certify to you that the Company has received acceptable subscriptions for an aggregate of not less than 1,000,000 Units and you have received cash related thereto of not less than $3,250,000. Accordingly, you are instructed to deliver the entire amount held by you under the Agreement to ___________ _________________, attention __________________, for deposit to such accounts as the Company instructs _______________.

                                       Very truly yours,

                                       POWERTRADER, INC.,
                                       a Delaware corporation


                                       By:__________________________________
                                          Michael C. Withrow, President,
                                          Chairman and Chief Executive
                                          Officer

                                       Date:________________________________